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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Credit Suisse First Boston (USA), Inc.
New York, New York

        We consent to incorporation by reference in the registration statements (File Nos. 333-86720, 333-71850, 333-62422, 333-07657, 333-34149, 333-53499, 333-73405 and 333-30928) on Form S-3 of Credit Suisse First Boston (USA), Inc. of our report dated February 20, 2004, with respect to the consolidated statements of financial condition of Credit Suisse First Boston (USA), Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Credit Suisse First Boston (USA), Inc.

        Our report refers to Credit Suisse First Boston (USA) Inc.'s change in its method of accounting for variable interest entities and share-based compensation.

/s/ KPMG LLP

New York, New York
March 30, 2004

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  Exhibit 23
CONSENT OF KPMG LLP